UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 21, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 21, 2016, Arcadia Biosciences, Inc. (the “Company”) received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of the recent resignations of two independent directors from the Company’s board of directors (the “Board”), the Company is no longer in compliance with Nasdaq’s independent director requirements as set forth in Listing Rule 5605.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2016, two of the Company’s independent directors, Mr. James Reis and Mr. Matthew Ankrum, resigned from the Board on July 9, 2016.  The resignations of Messrs. Reis and Ankrum resulted in an equal number of independent and non-independent directors on the Board, and thus a majority of the Board is not currently comprised of “independent directors” (as defined in Listing Rule 5605(a)(2)), as is required by Listing Rule 5605(b)(1).

The Nasdaq notification has no immediate effect on the listing of the Company’s common stock.  Consistent with Listing Rule 5605(b)(1)(A), Nasdaq provided the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual stockholders’ meeting or July 9, 2017; or
•	if the next annual stockholders’ meeting is held before January 9, 2017, then the Company must evidence compliance no later than January 9, 2017.

Prior to the end of the cure period, the Board intends to appoint at least one additional director who would qualify as an “independent director” in accordance with the criteria set forth in Listing Rule 5605(a)(2).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Nasdaq Notification Letter of Non-Compliance with Listing Rule 5605 dated July 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: July 22, 2016	By:	/s/ WENDY S. NEAL
	Name:	Wendy S. Neal
	Title:	Vice President, Chief Legal Officer & Secretary